Exhibit 10.188

Amendment No. 01
To Promissory Note

          THIS AMENDMENT dated as of June 5, 2002 amends that certain Promissory Note dated as of May 10, 2002 in the original principal amount of $266,160.00 (the “Note”) made by READY MIX, INC., a Nevada corporation (“Maker”) in favor of KEY EQUIPMENT FINANCE, A DIVISION OF KEY CORPORATE CAPITAL INC. (“Holder”) issued in connection with a Security Agreement dated as of April 15, 2002 between Holder and Maker (“Security Agreement”). Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Security Agreement.

          Holder and Maker hereby agree that from and after the date hereof, the Note will be amended as follows:

          MODIFICATIONS TO AGREEMENT:

1.	Section 1 (“Interest Rate; Place of Payment”) is hereby modified so that the term “Principal” as used in this Note is defined as TWO HUNDRED EIGHTY FIVE THOUSAND FOUR HUNDRED FIFTY SIX DOLLARS AND SIXTY CENTS ($285,456.60).

2.	Section 2 (“Repayment Terms”) is hereby deleted in its entirety and replaced with the following:

The Principal and Interest shall be due and payable in twenty four (24) consecutive monthly installments payable in advance, each in an amount equal to $12,943.93 commencing and payable on the Funding Date and on the same day of each month thereafter. In addition, Maker will pay a late payment charge of five percent (5%) of any payment due hereunder that is not paid on or before the date due hereunder.

           EXCEPT AS EXPRESSLY MODIFIED HEREBY, ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE NOTE SHALL REMAIN IN FULL FORCE AND EFFECT AND ARE IN ALL RESPECTS HEREBY RATIFIED AND AFFIRMED.

            IN WITNESS WHEREOF, Holder and Maker have executed this Amendment as of the date first above written.

Holder:	Maker:

KEY EQUIPMENT FINANCE,	READY MIX, INC.
A DIVISION OF KEY CORPORATE CAPITAL INC.
By: /s/ Kenneth D. Nelson
By:____________________________________	Name: KENNETH D. NELSON
Name:	Title: VICE PRESIDENT
Title: